UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

_____________

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

_____________

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Compensation Committee of Charming Shoppes (the "Company") regularly reviews and examines the Company's compensation arrangements for executives.   In 2007 this review included an analysis, carried out with the assistance of the Committee's independent compensation consultants, of the Company's executive severance agreements with its named executive officers and other senior officers of the Company.   The Company’s Compensation Committee has discussed such new severance arrangements over the past several months and has recommended that the Company adopt new agreements.  Among other things, the Committee determined that these agreements should be revised to condition severance payments upon agreement by the executives to customary non-competition covenants that had not been included in the existing agreements of the Company’s named executive officers and most other executives, as well as non-solicitation covenants and the executive’s delivery of a release of claims to the Company.  The new agreements also provide for severance payments upon certain involuntary terminations of employment not in connection with a change in control (as defined in the new agreements) and to limit the Company’s obligation to make gross up payments for excise taxes imposed on the executives under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).  In addition, the Committee determined to reduce the amount of severance that executives would receive in the event of a termination of employment within 24 months after a change in control.

As a result of this review the Company is in the process of replacing its existing severance agreements with new agreements that reflect these changes. On February 1, the Company entered into new executive severance agreements (the “Agreements”) with four of its named executive officers -- Eric M. Specter, Executive Vice President and Chief Financial Officer, Joseph M. Baron, Executive Vice President and Chief Operating Officer, Anthony A. DeSabato, Executive Vice President - Corporate and Labor Relations and Business Ethics, and Colin D. Stern, Executive Vice President and General Counsel.  The Company also expects to enter into new severance agreements with other executive vice presidents and senior vice presidents of the Company in the ordinary course of business.  The new agreements replace and supersede the executives’ previous change in control agreements with the Company.

Under the Agreements, an executive is entitled to receive severance benefits upon a termination of employment by the Company other than for Cause (as defined in the Agreements), or upon a termination by the executive for Good Reason (as defined in the Agreements) (each a “Qualifying Termination”).  In the event of a Qualifying Termination, the executive will receive severance equal to the sum of the executive’s annual base salary and three-year average bonus (as defined in the Agreements), which amount will be payable over 12 months, monthly reimbursements of COBRA health care premiums during the 12-month severance period (or until the executive obtains similar coverage from a subsequent employer, if earlier), and a prorated annual bonus for the year of termination, based on Company performance.  The Company will also provide certain outplacement services.  In the event of a Qualifying Termination that occurs during the 24-month period following a change in control, in lieu of the severance benefits described above, the executive will receive a lump sum severance amount equal to 1.5 times the sum of the executive’s annual base salary and three-year average bonus, a lump sum payment equal to the cost of COBRA health care premiums and life insurance and disability coverage for the 18-month period following termination, and a prorated annual bonus at target for the year of termination.

Under the Agreements, if an excise tax under section 4999 of the Code is imposed on any payments, and such payments are at least 110% of the threshold amount that triggers the excise tax under section 4999, the Company will provide the executive with a tax gross up payment for such excise taxes.  If such payments are less than 110% of the threshold amount, no gross up payment will be made and, instead, the amount of such payments will be reduced to the section 280G threshold amount if such reduction provides the executive with a greater net after-tax amount than would be the case if no reduction was made.

The Agreements have a three-year term which, at the end of the first year of the three-year term and at the end of each year thereafter, automatically extends for one additional year unless notice of non-renewal is delivered.

The new severance agreements for the Company’s senior vice presidents are similar to the Agreements for the named executive officers and other executive vice presidents, except that, in general, (i) in the event of a Qualifying Termination, the regular severance multiple is 0.75 and the Change in Control severance multiple is one, and (ii) no gross up payment will be paid with respect to any excise tax under section 4999 of the Code.

Some of the provisions described above may be modified in the agreements with certain officers (excluding the named executive officers).

A copy of the form of Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the form of severance agreement between certain senior vice presidents and the Company is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On February 5, 2008 we issued a press release announcing an executive management change.  Joseph M. Baron, Executive Vice President and Chief Operating Officer, has assumed leadership of our Bensalem-based retail businesses on an interim basis following the departure of Diane M. Paccione, who has left the Company.  We are conducting a search for an appropriate successor to Paccione.  The press release is attached as Exhibit 99.1 to this Report on Form 8-K.

In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01, and the exhibit 99.1 attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits (c) Exhibits.

Exhibit No.	Description

10.1
Form of Severance Agreement, dated February 1, 2008 between certain executive vice presidents and the Company, including the following named executive officers: Eric M. Specter, Joseph M. Baron, Anthony A. DeSabato and Colin D. Stern

10.2	Form of Severance Agreement between certain senior vice presidents and the Company

99.1	Charming Shoppes, Inc. press release dated February 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: February 5, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Severance Agreement, dated February 1, 2008 between certain executive vice presidents and the Company, including the following named executive officers: Eric M. Specter, Joseph M. Baron, Anthony A. DeSabato and Colin D. Stern

10.2	Form of Severance Agreement between certain senior vice presidents and the Company

99.1	Charming Shoppes, Inc. press release dated February 5, 2008